                                                                    Exhibit 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                           OF GROUP 1 AUTOMOTIVE, INC.
                       PURSUANT TO 18 U.S.C.Section 1350

In connection with the accompanying report on Form 10-K for the one-year period ended December 31, 2004, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, B.B. Hollingsworth, Jr., Chief Executive Officer of Group 1 Automotive, Inc. (the "Company"), hereby certify, to the best of my knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2005

                                                 /s/ B.B. Hollingsworth, Jr.
                                                 -----------------------------
                                                 B.B. Hollingsworth, Jr.
                                                 Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.